**PRESS RELEASE**

Contact:
Jeffrey L. Cunningham
President and CEO
(423) 745-1111

Athens Bancshares Corporation Announces
Voluntary NASDAQ Delisting and SEC Deregistration

Athens, Tennessee – December 2, 2015.  Athens Bancshares Corporation (the “Company”) (Nasdaq: AFCB), the holding company for Athens Federal Community Bank, National Association (the “Bank”), announced today its voluntary decision to delist its common stock from the NASDAQ Stock Market (“NASDAQ”) and deregister its common stock with the Securities and Exchange Commission (the “SEC”).

The Company has notified NASDAQ of its intent to voluntarily delist and withdraw the registration of its common stock with the SEC.  The Company intends to file a Form 25 (Notification of Removal from Listing) with the SEC on or about December 11, 2015.  The Company expects the last trading day of its shares of common stock on NASDAQ will be on or about December 18, 2015.  The Company intends to file a Form 15 (Certification and Notice of Termination From Registration) with the SEC on or about December 21, 2015.  Upon the filing of the Form 15, the Company’s obligation to file reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended immediately and will terminate when deregistration becomes effective 90 days after the Form 15 is filed.  Following NASDAQ delisting, the Company expects its shares will be quoted on the OTCQX Market under the symbol “AFCB” beginning on or about December 21, 2015.

As a bank holding company, the Company is eligible to deregister with the SEC because it has fewer than 1,200 stockholders of record.  The Company’s Board of Directors authorized the delisting and deregistration after concluding that the significant costs of remaining a SEC reporting company, including the regulatory compliance burden, outweighed the current benefits of NASDAQ listing and SEC registration.  The Board of Directors believes that the expense reductions inherent in delisting and deregistering will benefit the Company and its stockholders and serve to enhance the long term value of the Company by allowing management to focus on the Company’s core banking operations as opposed to spending considerable time and expense to comply with SEC reporting requirements.

The Company’s financial statements will continue to be audited by an independent accounting firm and the Company intends to publish quarterly and annual financial information via press releases or by postings on the Bank’s website (www.athensfederal.com).  The Bank will continue to report detailed quarterly financial results to the Office of the Comptroller of the Currency via its Call Reports, which are publicly available on the FDIC’s website (www.fdic.gov).

Athens Bancshares Corporation is the parent holding company of Athens Federal Community Bank, National Association, a FDIC-insured national bank organized in 1934.  The Bank is headquartered in Athens, Tennessee and provides financial services to individuals, families and businesses through its seven offices located in southeast Tennessee.

This release may contain forward-looking statements within the meaning of the federal securities laws.  These statements are not historical facts; rather, they are statements based on the Company’s current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as “expects”, “believes”, “anticipates”, “intends” and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements.  Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company’s filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.